SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Information

The Company’s Notice of Annual Meeting and related Proxy Statement (the “Proxy Materials”) mailed to shareholders on or about October 18, 2007 contained the following disclosure with respect to the Company’s Compensation Committee:

Compensation Committee

Our Compensation Committee includes Louis M. Haynie, Steve Hanni and Wesley G. Sprunk.  Mr. Sprunk is Chairman.  Kenneth Johnsen was appointed to the Compensation Committee in February 2007.  Our Board of Directors has determined that all of the Compensation Committee members except Kenneth Johnsen meet the independence requirements of the NASDAQ Capital Market.  The Compensation Committee meets as necessary but at least once annually to review executive compensation and make recommendations regarding compensation to the full Board of Directors.  The Compensation Committee met 3 times during the fiscal year ended June 30, 2007.

Mr. Johnsen was actually appointed to the Compensation Committee in June 2007. The Board of Directors determined that Mr. Johnsen did not meet the independent requirements of the NASDAQ Capital Market because he is a former officer of the Company, serving as President from August 2006 until January 2007.

NASDAQ Marketplace Rule 4350(c)(3)(C) provides that if the Company’s Compensation Committee “is comprised of at least three members, one director who is not independent as defined in NASDAQ Marketplace Rule 4200 and is not a current officer or employee or a family member of an officer or employee, may be appointed to the compensation committee if the board, under exceptional and limited circumstances, determines that such individual’s membership on the committee is required by the best interests of the Company and its shareholders, and the board discloses, in the proxy statement for the next annual meeting subsequent to such determination, the nature of the relationship and the reasons for the determination.”

The Company has relied on the exceptional and limited circumstances qualification provided by Marketplace Rule 4350(c)(3)(C) in its determination that Mr. Johnsen’s participation as a Compensation Committee member is in the best interest of the Company.  The Company’s Proxy Materials contain first-time disclosure regarding the Company’s policies and decisions relating to executive officer compensation and a report issued over the names of the members of Compensation Committee.  The Company believed that Mr. Johnsen’s experience would be invaluable to the Company’s compensation committee in developing its comprehensive compensation policy for its executive officers and preparing the compensation discussion and analysis and related Compensation Committee report included in the Proxy Materials. This belief was based on Mr. Johnsen’s prior participation on the compensation committee of an unrelated public company, an experience that none of the other Compensation Committee members have had. Mr. Johnsen’s appointment to the compensation committee is for a limited time period expiring at the next annual meeting of directors to be held subsequent to the Company’s annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  November 15, 2007

AMERITYRE CORPORATION

By: /S/ Gary N. Benninger

Gary N. Benninger

President and CEO